As filed with the Securities and Exchange Commission on September 26, 2013 Registration No. 333-188800

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 5
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GALENFEHA, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	8711	46-2283393
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2705 Brown Trail, Suite 100
Bedford, Texas 76021
1-800-280-2404 Toll Free | 1-817-945-6448 International
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

James W. Ketner
President/Chief Executive Officer
2705 Brown Trail, Suite 100
Bedford, Texas 76021
Telephone: (800) 280-2404
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Stolzar, Esq.	Kyle L. Tingle
Karlen & Stolzar, LLP	Certified Public Accountants
445 Hamilton Avenue, Suite 1102	2145 East Warm Springs Road
White Plains, New York 10601	Las Vegas, Nevada 89120
Telephone: (914) 949-4600	Telephone: (702) 450-2200

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $.001 par value	9,100,000	$.05	$455,000	$62.06

1) This Registration Statement covers the resale by our selling shareholders of up to 9,100,000 shares of common stock previously issued to such selling shareholders.
2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
3) Previously Paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THE SECURITIES COVERED BY THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT SOLICITING AN OFFER TO PURCHASE THE SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS PROHIBITED.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION
DATED September 26, 2013

9,100,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account. There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. The Company will not receive any proceeds from the sale of these shares.

Galenfeha, Inc. is an emerging growth company and the selling shareholders are underwriters. The 9,100,000 common shares included in this prospectus may be sold by the selling security holders at a fixed price of $0.05 for the duration of this offering.

Our independent registered public accounting firm included an explanatory paragraph in the report on our 2013 financial statements related to the uncertainty in our ability to continue as a going concern.

The sales price to the public is fixed at $0.05 per share for the duration of the offering. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The purchase of our shares involves substantial risk. See “risk factors” beginning on page 6 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: September 26, 2013

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” and “Galenfeha,” refer to Galenfeha, Inc.

The Company

Galenfeha is a development stage company incorporated in the State of Nevada on March 14, 2013, as a for-profit company with a fiscal year end of December 31. Our business office is located at 2705 Brown Trail, Suite 100, Bedford, Texas 76021. Our Telephone numbers are Toll free 1-800-280-2404, International 1-817-945-6448, and our facsimile number is 817-887-1455. Our email address is info@galenfeha.com and our website address is www.galenfeha.com.

Operating History

Galenfeha, Inc. is a recently incorporated development stage company with no operating results to date other than organizational and formation activities. The purpose of the company is to offer natural producer’s contractual engineering services, and develop alternative power products that will assist these producers in reducing cost and operate more efficiently. To date, operations have been on an extremely limited basis, mostly on formation activities. On July 8, 2013, we met with a potential client to develop an alternative solution to power flow meter computers on natural gas pipelines in remote locations. On August 18, 2013, we completed the initial design and had conducted bench testing with positive results. We are currently building and will begin testing a working prototype, which is due to be completed on September 13, 2013.

Company Assets

Stated on our last unaudited financial report of June 30, 2013, Galenfeha’s principal assets (“Assets”) consisted of cash totaling $131,602, office equipment and other assets valued at $10,861. We have recently purchased additional equipment and tools for our engineering facility valued at $1,376.

Company Cash Flow

The Company has cash assets derived from a private placement of its stock. For the period from its inception through the period ending June 30, 2013 the Company had Gross Revenues of $0. From inception to the period ending June 30, 2013, the Company had operating expenses of $31,722, Net Profit of $0, current assets of $131,602, current liabilities of $385, and Stockholders’ Equity of $142,078.

Future Company Development

We are an engineering company that will be providing products and engineering consulting services primarily to natural gas producers. Not only will we be providing contractual engineering services, we will be implementing our proprietary technology in new products, and provide these products to natural producers. As of the date of this prospectus, we do not have an established distribution network, nor do we have a product that is operational and available to be distributed for commercial use.

Natural Gas Industry

The first product we are developing utilizes the existing flow of natural gas in recovery pipelines to generate power for computerized flow meters reducing the dependence on the current combination of hazardous lead-acid batteries and environment dependent solar panels. Typically, computerized flow meters in remote locations where there is no immediate source of electricity are powered by lead acid, deep-cycle marine batteries, which rely on solar panels to remain charged. This combination has inherent reliability issues such as weather conditions for solar power, reliability of batteries, and the hazardous waste associated with the lead-acid battery disposal. We believe our solution will provide a clean and more reliable power supply for flow meters.

Engineering Services

Although a complete spectrum of engineering services to be provided will be difficult to immediately define, we will initially focus these services to the implementation of our new product, training for distributor’s employees who install our product, and the custom ‘tuning’ of our new product for individual wells. Although there is no set timetable for expanding our current workforce, we will hire or contract the appropriate personnel as these projects require.

We believe the services and product will deliver a more reliable power source and reduce our customer’s cost associated with current energy production, carbon footprint, hazardous waste, and other non-sustainable aspects of producing energy with current technologies. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully develop and sell any product or services related to our planned activities. As of the date of this prospectus, we do not have an established distribution network, nor do we have a product that is operational and available to be distributed for commercial use.”

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered in this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum which was dated April 5, 2013, where shares have been sold to investors at $.025 per share plus an increase based on the fact the shares will be liquid and registered. $0.05 is a fixed price at which the selling security holders will sell their shares for the duration of the offering. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Development Stage Company Status

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue and has limited tangible assets. Our company has a limited operating history and must be considered in the development stage. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to operate on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose their total investment in our company.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We do not intend to take advantage of the benefits of this extended transition period.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

THE OFFERING

Common stock offered by selling security holders	9,100,000 shares of common stock. This number represents 18% of our current outstanding common stock (1).

Common stock outstanding before the offering	51,252,000 common shares

Common stock outstanding after the offering	51,252,000 common shares as of September 26, 2013

Terms of the Offering

The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

(1) Based on 51,252,000 shares of common stock outstanding as of September 26, 2013.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

RISKS RELATED TO OUR COMPANY

We are a recently organized development stage company and have not yet commenced operations in our business. We expect to incur operating losses for the foreseeable future.

We were incorporated on March 14, 2013 and to date have been involved primarily in organization activities. We have not secured any engineering contracts nor have we assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by a new and developing company and the high rate of failure for such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of our services and new product and additional costs and expenses that may exceed current estimates. We are currently ready to being providing engineering services to potential clients, but have not developed any new product and we are anticipating that Galenfeha will incur increased operating expenses without realizing any significant revenues in the near future. We recognize that if the effectiveness of our business plan is not forthcoming we will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that we will be successful and there is significant doubt that we will generate operating revenues that will achieve profitability. If we are unsuccessful in overcoming these risks, our business will most likely fail.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception. Since our inception on March 14, 2013 through the end of second quarter, June 30, 2013, we had a net loss of ($31,722). We have not generated revenues from operations and do not expect to generate revenues from operations unless and until we are able secure engineering contracts, complete the development of our product, and bring our product to market. There is a substantial risk that we may never secure engineering contracts or bring our product to the market place, or that our product will attract customers. In addition, there is no guarantee that our operations will be profitable in the future and you could lose your entire investment.

We may not be able to continue as a going concern if we do not execute our business plan or obtain additional financing in the future if necessary.

Our independent accountant’s audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon us executing our business plan in the planned amount of time allotted or obtaining additional financing for our planned operations if necessary. There can be no assurance that we will be able to raise any additional funds, or we are able to raise additional funds, that such funds will be in the amounts required or on terms favorable to us. Currently, our plan for raising additional funds is through additional sales of common stock through private placements, which will have a dilutive effect on current shareholders as discussed in RISKS RELATED TO OUR CAPITAL STOCK.

Our competition is intense in all phases of our business.

Energy production to power remote flow meter computers has been historically dominated by conventional methods for generating power via solar panels and lead-acid batteries. We are developing a new technology that does not currently exist, and we believe that this new technology gives us a competitive edge due to the simplicity of the design and implementation, reduction in equipment costs for natural gas producers, as well as creating a cleaner, more reliable alternative power source for computerized flow meters in remote gas fields. Our competitors in these niche sectors are more experienced, have vastly greater financial and management resources, and have more established relations with customers than we do. These and other competitors are likely to have distribution channels for their products that we do not have, which places us at a significant disadvantage. Failure of the Company to achieve market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Our directors have other business interests. They may not be able or willing to devote a sufficient amount of time to our business operations and therefore may cause our business to fail.

Some of our directors are employed by or own and operate other businesses. As a result, our operations may occur at times which may not be convenient to Mr. Moore, Mr. Marioneaux, and Ms. Armour. Mr. Moore currently owns and operates Fleaux Services, Mr. Marioneaux is the Assistant District Attorney for Caddo Parish Louisiana, and Ms. Armour is a full–time senior staff member at the Music Institute of North Texas. While our directors presently possess adequate time to attend to our interests, it is possible that the demands on them from other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. The limited ability of our directors to devote time and effort to our operations may have a negative effect on us and our ability to implement our plan of operations currently and in the future. This could negatively impact the development of our business.

We could lose or fail to attract the personnel necessary to run our business.

Our success depends, to a large extent, on our ability to attract and retain key management and personnel. James Ketner, our President and Chief Executive Officer, will be devoting all of his efforts to the success of Galenfeha. Mr. Ketner is currently the only compensated employee with the company, and the loss of his services could greatly negatively affect our business development. As we develop additional capabilities and expand the scope of our business, we will require more skilled personnel. Recruiting experienced personnel for the engineering, and natural gas industry is highly competitive. We may not be able to attract and retain qualified executive, managerial and technical personnel needed for our business. Our failure to attract or retain qualified personnel could delay or result in our inability to complete our business plan.

We could have unanticipated requirements for and there is an uncertainty of access to additional capital.

Although we believe we have sufficient capital for the next 12 months, and this capital is sufficient for us to execute our business model, there could be unforeseen expenses that would make it necessary to raise additional capital. There can be no assurance that we will be able to obtain additional financing, and our failure to obtain such additional financing could result in the delay or indefinite postponement of further operations which would have a material adverse effect on our business. Currently, our only plan for raising additional funds is by our directors and officers as additional equity purchases or loans to the company, as well as additional private placements to known individuals with whom we have long term relationships, either of which might not be successful.

We have no cash flow from operations and have depended on equity financing for our current operations.

Our current operations have been financed through sales of our company’s securities. Although we believe we have sufficient capital available to execute our business plans over the course of the next 12 months, there is no guarantee that we will not incur unanticipated costs related to the execution of our business model, and we may be involved with additional sales of our common stock through private placements to raise additional capital, which in turn would have a dilutive effect on our shareholders.

We lack an operating history.

We were incorporated on March 14, 2013 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to market our engineering services, develop our product, attract customers, and generate revenues through our sales; there can be no guarantee that we will be successful in the execution of our business model. As of the date of this prospectus, we do not have an established distribution network, nor do we have a product that is operational and available to be distributed for commercial use.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: the level of commercial acceptance by customers of our services and product; fluctuations in the demands of our services and product; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

We may not be able to source niche product and gain any significant market acceptance.

The Company’s growth strategy is substantially dependent upon its ability to provide custom engineering services and develop new renewable energy technologies that do not currently exist, manufacture, as well as market those services and products successfully to prospective clients. However, our niche product and engineering services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company to achieve market acceptance could have a material adverse effect on our business, financial conditions and results of our operations. As of the date of this prospectus, we do not have an established distribution network, nor do we have a product that is operational and available to be distributed for commercial use.

Our officers and directors may have a conflict of interest with the minority shareholders.

Our Directors and officers beneficially own 88% of our outstanding common stock. Assuming the Directors and Officers sell all of their 3,508,000 shares in this offering, our Directors and Officers will own approximately 84% of all the Company’s shares of common stock. The interest of our Officers and Directors may not be, at all times, the same as that of our other shareholders. Our Officers and Directors are not simply passive investors and their interests as executives and directors may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our officers and directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers or as members of the Company’s Board of Directors. Also, our Directors and Officers have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change in control of us, which may be disadvantageous to minority shareholders.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting which, in turn, could harm our business and the trading price of our common stock.

We are subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission (SEC), as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if they are not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting at a reasonable assurance level. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. As of the date of this prospectus we do not have an estimate of the costs to the company of compliance with the Act.

We have not yet begun preparing for compliance with Section 404, but we are aware we must do so by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that these measures will ensure that we will maintain adequate controls over our financial processes and reporting in the future.

Furthermore, as we grow our business, our internal controls will become more complex and will require significantly more resources to ensure our internal controls overall remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market's confidence in our financial statements and harm our stock price.

RISKS RELATED TO OUR CAPITAL STOCK

We may never pay any dividends to shareholders.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups (JOBS) Act. For as long as we continue to be an emerging growth company, we are eligible to take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The offering price of the common stock was determined based on the price of our private offering, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

You will experience dilution of your ownership interest because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously un-issued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 500,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

Our common stock is considered a penny stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

Our Common Stock is currently, and in the near future will likely continue to be, considered a “penny stock.” As such, our common stock is subject to the penny stock rules as adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Investing in the company is highly speculative investment.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Buyers will pay more for our common stock than the pro rata portion of the assets.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro-rata portion of the assets are worth and as a result, investing in our Company may result in an immediate loss.

Anti-takeover rules of certain provisions of the Nevada state law my hinder a potential takeover.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; or (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of Galenfeha, regardless of whether such acquisition may be in the interest of our stockholders.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Some of the statements in this Prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 505 of Regulation D promulgated under the Securities Act of 1933and an additional amount of $.025 per share was added to this original price because our business plan is maturing.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of 9,100,000 shares of our common stock held by 42 shareholders. A regulation D notice was filed with the SEC on April 17, 2013, and the shares sold in our private offering were sold to friends and family at an offering price of $0.05 (of which 100% of those shares are being registered herein).

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 26, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Table of Selling Security Holders
Name of Selling		Percentage	Shares to Offer
Stockholder	Shares	Beneficially		Shares	Percentage
	Beneficially	Owned prior		Beneficially	Beneficially
	Owned prior to	to Offering		Owned after	Owned After
	Offering			Offering	Offering
James Ketner (1)	10,000,000	19.5%	600,000	9,400,000	18.3%
Richard Owston (1)	10,000,000	19.5%	600,000	9,400,000	18.3%
Trey Moore (1)	10,000,000	19.5%	600,000	9,400,000	18.3%
Lucien Marioneaux (1)	10,000,000	19.5%	600,000	9,400,000	18.3%
Eric Gomez	600,000	1.2%	600,000	-	-
Peter Pagliaruli	400,000	*	400,000	-	-
Sean Michael Coughlin	400,000	*	400,000	-	-
David Thadeu	100,000	*	100,000	-	-
Todd Lahr	100,000	*	100,000	-	-
David Anders	100,000	*	100,000	-	-
Michelle Lococo	132,000	*	132,000	-	-
Erick Bacelis	200,000	*	200,000	-	-
LaNell Armour (1)	5,000,000	10%	448,000	4,552,000	9%
Carol McConnell	100,000	*	100,000	-	-
Ruusamari Teppo	100,000	*	100,000	-	-
Diane Lecomte	100,000	*	100,000	-	-
Jeffrey Lecomte	100,000	*	100,000	-	-
Ernest Essary	100,000	*	100,000	-	-
Mark Levy	100,000	*	100,000	-	-
David Alvis	200,000	*	200,000	-	-
Dr. C. Scott Taylor	200,000	*	200,000	-	-
Tawny D. Thompson	200,000	*	200,000	-	-
Wesley Malmay	200,000	*	200,000	-	-
Scott Taylor	200,000	*	200,000	-	-
Mark S. Faries, Sr.	200,000	*	200,000	-	-
Maury Wooldridge	200,000	*	200,000	-	-
Keith Lockhart	200,000	*	200,000	-	-
Steven C. Horn	200,000	*	200,000	-	-
Kyle Marrus Robinson	200,000	*	200,000	-	-
William D. Pilinski	200,000	*	200,000	-	-
Jeffrey L. Peters	200,000	*	200,000	-	-
Patrick McLaughlin	200,000	*	200,000
Thelma Lennard	120,000	*	120,000	-	-
John Michael Garcia	100,000	*	100,000	-	-
Russell Phelps	100,000	*	100,000	-	-
Bryan Peters	100,000	*	100,000	-	-
David Leimbrook	100,000	*	100,000	-	-
Michael Kottenbrook	100,000	*	100,000	-	-
Ray S. Moore, Jr. (2)	100,000	*	100,000	-	-

Ray S. Moore, III (2)	100,000	*	100,000	-	-
Jason Strain	100,000	*	100,000	-	-
Wendy Hinnant	100,000	*	100,000	-	-
Total	51,252,000		9,100,000

*Less than 1%
(1) Selling shareholder is an affiliate and received stock for an initial investment in the company at a purchase price of $.001 per share.
(2) Selling shareholder is a relative of Mr. Trey Moore, a Director of the Company. They do not occupy the same household.

There are no agreements between the Company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners [except as noted with footnote (1)]:

-	Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates unless noted; or
-	Are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

  ordinary brokers transactions, which may include long or short sales, transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading, through direct sales to purchasers or sales effected through agents, through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $16,560.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 500,000,000 shares of capital stock, of which 500,000,000 shares are common stock, $0.001 par value per share. We do not have any preferred stock authorized.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.001 par value per share. Currently, we have 51,252,000 shares of common stock issued and outstanding. We have no preferred stock that converts into common stock outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760. The transfer agent’s telephone number is (727) 289-0010.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

Karlen & Stolzar, LLP, 445 Hamilton Avenue, Suite 1102, White Plains, New York 10601, and Telephone: (914) 949-4600 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Kyle L. Tingle, CPA, LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports, dated May 20, 2013, has presented its report with respect to our March 31, 2013 audited financial statements.

DESCRIPTION OF THE BUSINESS

Galenfeha was incorporated on March 14, 2013 under the laws of the State of Nevada with a fiscal year end of December 31. We are an engineering company that will be providing engineering services and an alternative power generation product mainly to natural gas producers. Not only will we be providing contractual engineering services, we hope to implement our proprietary product into the mainstream of natural gas production sites, and sell the product to natural gas producers through a distribution network of oil field services companies.

Product

Currently, computerized flow meters used in remote natural gas production locations are powered by lead acid, deep-cycle marine batteries that are in turn powered by solar panels, which can be subject to weather conditions and require significant space and specialized maintenance. Depending on the size of the natural gas operation, there may be multiple flow meters per production site.

Galenfeha is developing a kinetic energy solution that would eliminate or reduce the dependence on the solar panel-lead acid battery combination, and provide a simple, easy to install mechanism that utilizes the energy that already exists within the natural gas pipeline to power the computerized flow meters. During August of 2013, a series of successful bench tests proved the feasibility of our product. Our product operates in the gas flow, and utilizes the existing kinetic energy flowing through natural gas in recovery pipelines to generate power for the computerized flow meter that measure a well’s output. We believe this product will generate an abundance of power, enough to support the flow computers power requirements and spare capacity that could be resold to regional power distributers. We believe our product will reduce the dependence on conventional options such as expensive solar panels and hazardous lead acid batteries, which have historically been used at natural gas production sites to power computerized flow meters.

We also believe that our product delivers several significant benefits to natural gas producers and the energy industry as a whole. This technology is designed to:

  simplify the current kluge of apparatus needed to monitor computerized flow meters, generate a reliable, lower carbon footprint source for computerized flow meters, increase clean energy production, and
  provide additional revenue as an alternative energy source for redistribution to local utilities.

Research and Development

To date, we have spent approximately $12,000 of the estimated $25,000 on research and development of our first alternative power product.

We believe this innovative technology can increase the amount of clean energy needed to appease the growing appetite for alternative clean energy sources from existing production sites. We believe the simplicity of the design and relatively low cost will propel the adoption of Galenfeha’s alternative clean energy devices to assist as an additional revenue stream for natural gas producers.

Potential Revenue

We expect our initial revenue stream will come from three primary sources: 1) our contractual engineering services for bespoke engineering projects, 2) the sale of our product through a distributor network, and 3) related implementation services and training to the distributor employees located in the states of Texas and Louisiana. We believe our product and services will reduce our customer’s cost associated with current energy production, reducing carbon footprint, hazardous waste, and other non-sustainable aspects of producing energy with current technologies. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully develop and sell any product or services related to our planned activities.

According to the US Energy Information Agency as of 2011, there are 100,966 producing gas wells in Texas and an additional 21,235 in Louisiana, as an indication of potential revenue in northern Louisiana. Mr. Trey Moore, a director of Galenfeha, Inc. and current CEO of Fleaux Services has indicated that he is aware of 2,000 new wells scheduled for coming online into full production in the next 20 months. These wells are owned by numerous individuals and Fleaux Services installs the monitoring equipment. To aid in our development of our product, Mr. Moore has agreed to allow us to perform a field test using our prototype on a well that is owned by Mr. Moore, after which, we will return the flow pipe to its original state. We have no formal agreement in place as to the enforceable rights, nor the limits of liability should the field test fail. As of the date of this prospectus, we do not have an established distribution network, nor do we have a product that is operational and available to be distributed for commercial use. We hope to work out an arrangement with Fleaux Services in which that company purchases our product and services for a price that enables us to profit from the relationship but the amount of such a profit cannot be determined now and it is possible that such an arrangement may not be able to be established.

Marketing and Distribution

We have been executing on our business plan by refining our business model, developing a product, implementing the product in test environments, setting up distribution channels in the United States and planning for distribution outside the U.S. Key members of our Board of Directors currently hold positions in natural gas production companies that will allow us to establish a preliminary distribution channel. Utilizing the established network of natural gas producers and a demonstrable prototype, we will expand our reach throughout the US and globally.

Although we are not yet a publicly traded company and therefore no required to deliver an annual report to security holders, we will voluntarily provide annual report and audited financial statements until such time as we become publicly traded.

The public may read and copy any materials we file with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov). In addition, we operate and maintain a website found at www.galenfeha.com, which will be the primary vehicle for our online marketing strategy. It conveys our objectives, posted updates on our website to inform the public of our progress, an overview of our product and services, as well as provide a temporary link to the SEC.gov site to access to our financial information, contact information and an interactive section to answer the questions customers have about our products.

Competition

Our initial power generation product is unique to the natural gas market therefore there is no direct competitor; however, our product would be considered a replacement for the traditional combination of deep cycle lead-acid batteries and solar panels. In each of these industries, there are a large number of companies around the world manufacturing deep cycle lead-acid batteries and solar panels. According to an annual market survey done by Photon International, the top 10 solar module players are dominated by Chinese companies; the US companies listed were First Solar and SunPower.

Today the main solution for powering remote well locations comprises a combination of lead-acid deep-cycle battery and portable solar panels. Both of these products are required to create the current power source for remote computerized flow meters for our initial target market. Major modes of failure of deep-cycle batteries are loss of the active material due to shedding of the plates, and corrosion of the internal grid that supports active material. The capacity of a deep cycle battery is usually limited by electrolyte capacity and not by the plate mass, to improve life expectancy. Solar power has its drawbacks as well. According to an article posted to clean energy ideas the disadvantage of Solar Energy include high upfront installation costs, large surface area required, dependence on the weather, no night-time functionality. The article can be found here: http://www.clean-energy-ideas.com/solar/solar-energy/disadvantages-of-solar-energy

In each of these industries, there are a large number of companies around the world manufacturing deep cycle lead-acid batteries and solar panels. According to an annual market survey done by Photon International, the top 10 solar module players are dominated by Chinese companies; the US companies listed were First Solar and Sunpower. Among the leaders in the deep-cycle lead acid battery manufacturers are Exide Technologies, NorthStar Battery and Crown Batteries. All of these companies have well established manufacturing and distribution networks worldwide.

We believe our product will have none of the inherent issues associated with technologies currently being used to power remote well production locations. Our product is not dependent on nor affected by weather conditions, nor does it contribute to the carbon footprint or climatic change issues because it uses the naturally occurring flow of kinetic energy within natural gas pipelines to create power. We believe our product will produce clean, sustainable power as long as the well is producing gas. We believe that our greatest challenges will be establishing a broad distribution network, creating a supply chain management system and commercializing our product to the greater portion of North America.

Competitive Advantages

The basis of competition in our industry is reliability and profitability. If a power source is inefficient or unreliable, flow meter computers do not function and therefore do not record the amount of gas flowing through the pipe, which directly affects the Gas Company’s output records and therefore their profitability. The complexity of power sources inherently creates a more difficult and expensive implementation in terms of equipment and manpower. The simplicity of the implementation of our product makes it attractive to field services companies because it takes much less time to install therefore more profitable.

We believe that the following strengths should enable us to compete successfully in the power generation industry and have listed these attributes what we currently have and what we anticipate

  Current - Our product is a novel solution for generating clean electricity
  Current - Our product is lightweight, compact in size, and easy to ship, relative to the size of a typical lead acid battery. Most remote solar powered lead acid battery arrays weigh hundreds of pounds, occupy a space of over 6 cubic feet, and have to be shipped via trucks or trailers. Our product occupies a space of less than one cubic foot, and weighs less than 10 pounds.
  Current - Raw materials for our products are readily available, made of materials that are easily attainable, and the materials used in the production of our product have little environmental impact.
  Expected - Our product has unique characteristics, not readily achievable by other current technologies in use today, and can generate power from the stored in energy that currently exist in natural gas production.
  Expected - Our product offers a more reliable power source than is what is currently used today, and is not dependent on environmental factors such as weather conditions that current lead acid batteries and solar panels require.

We believe that our customers will value the reliability of the product, portable size, non-weather dependent, maintenance-free, and easy installation and implementation. We expect our customers will benefit from the elimination of bulky environmentally dependent solar panels, and hazardous lead-acid deep cycle marine batteries, as well as the reduction in implementation, maintenance and replacement equipment costs associated with the traditional solar/battery combination. We believe that these factors will allow us to penetrate the alternative power market with a much quicker return on investment for our customers. The World Counsel for Renewable Energy states that the ideal structure is to provide “everywhere it is possible to coordinate the energy demand with the regional energy supply. The sites where energy is consumed may become identical again with those where energy is generated.”

We believe our product is more attractive because it delivers continuous and sustainable power for the flow meter provided it is an active well. Our product is not dependent on nor affected by environmental conditions, nor does it contribute to the carbon footprint of natural gas production or climatic change issues. It produces power as long as the well is producing gas.

A key to our initial success will be the Company’s ability to provide innovative, reliable power generating technology to natural gas producers. We believe that once this technology is developed, tested and vetted in the field, large scale energy producers will want to implement our technology into their operations. During the next 12 months, Galenfeha intends on developing and implementing this technology into regional wells and commercializing our new product to energy producers via a distribution network of oil field services companies.

Contract Engineering Services/Product Development

The engineering services we will provide will be difficult to immediately define. Our first engineering request occurred on July 8, 2013, when we met with Fleaux Services’ management team, who requested a solution to design a more reliable power source for flow meters and eliminate the current lead-acid batteries and solar panels technology. Fleaux Services will be the first company to test the feasibility and reliability of the product. Although there is no contractual agreement in place with Fleaux Services, upon successful completion of field testing, we expect to receive a purchase order from Fleaux Services for the procurement of our product. We took on this project without payment for our engineering services because we are a new company, and need to establish a reputation for our ability of project completion. Our first customer needed a solution, and we needed a first client. The arrangement is beneficial to both parties. The scope of the project was to create a reliable power source for flow meters and eliminate the dependence on lead-acid batteries and solar panels. Our development costs are expected to remain within $25,000, originally anticipated. Although we currently have no formal agreement in place with Fleaux Services, we anticipate when the actual distribution begins, we will bill for our engineering services as needed for the implementation of our new product, training for employees who install our product, custom ‘tuning’ of our new products for individual wells, and the cost of the actual product itself. We hope to work out an arrangement with Fleaux Services in which that company purchases our product and services for a price that enables us to profit from the relationship but the amount of such a profit cannot be determined now and it is possible that such an arrangement may not be able to be established.

A condensed version of our anticipated 2013 Statement of Work is as follows

1.	Incorporate, begin operations in the U.S. x (3/13)
2.	Open offices in Texas. x (3/13)
3.	Explore equity investments both private and public x (4/13)
4.	Open research and development facility x (6/13)
5.	Develop new technologies for energy producers. x(7/13)
6.	Formulate applications for new products (Estimated 3rd quarter, 2013)
7.	Commercialize new products (Estimated 4th quarter, 2013)

We are currently on track to meet these goals, and at the time of this amendment to our registration statement, we have completed steps one through five. We have posted updates on our website to inform the public of our progress.

We have not earned any revenues to date. Our independent registered public accountant has issued an audit opinion which includes statement expressing substantial doubt as to our ability to continue as a going concern. There is the likelihood that we may never be able to develop, manufacture or bring these new products to market. If our company is not capable of building a market for its proposed products, all funds that we spend on development will be lost.

Market Analysis

The U.S. Energy Information Administration informs us that global energy consumption is in the trillions of dollars. We believe our technology will enable natural gas producers to operate in a more environmentally friendly manner. Natural gas producers are looking for a more efficient technology for powering remote locations. Currently, natural gas producers use a combination of lead-acid batteries and solar panels to power the monitoring systems in these remote locations. We believe our technology simplifies the power generation, and eliminates hazardous waste and problematic recycling of lead-acid deep-cycle batteries and significantly decreases the time for return on investment on solar panels. We expect our technology will enable energy producers to operate more efficiently and with cleaner methods.

We believe our product will create enough power from the naturally occurring kinetic energy to power not only the computerized flow meters, but sufficient surplus to sell to local utility companies, thereby creating an additional revenue stream as well as enabling utilities to comply with regulatory mandates. Our product, we believe, has the potential for global use where ever natural gas production exists.

Renewable energy commercialization currently involves the deployment of three generations of renewable energy technologies dating back more than 100 years. Total investment in renewable energy reached $257 billion in 2011, up from $211 billion in 2010.

Industry Analysis

Management believes that energy producers and suppliers are aware of the global and environment issues worsening with the continued use of current methods of energy production. This will allow us to offer competitive solutions in the multi-billion dollar arena of energy production.

Strategy and Implementation Summary

Our technology while simple is also scalable to larger applications and can be implemented globally, as the technology leverages the pressure naturally created in natural gas production. Galenfeha will develop new applications for the energy industry based on our clean, renewable technology that are currently not available in the market. Field test of the initial prototype will provide the initial proof of concept allowing for implementation of the technology on a much broader scale through the remainder of this year.

Key elements of our business strategy include:

  Partnering with natural gas producers with knowledge of sector specific issues which can be solved with our technology.
  Identifying industry-centric partnerships for technology out-licensing and in-licensing opportunities.
  Fostering commercial relationship with industry partners.
  Developing pricing models that capitalize on available energy subsidies to make our product affordable and attractive to our target markets.
  Developing cost-effective and efficient supply-chain management and manufacturing processes.
  Identifying and potentially acquiring strategic and/or complementary technologies.

Online Marketing Strategy

We operate and maintain a website found at www.galenfeha.com, which will be the primary vehicle for our online marketing strategy. It has been designed to convey our objectives, progress on new developments, links to social media, an overview of our product and engineering services, as well as provide a link to the SEC.gov site to access to our financial information, and contact information for customers who have questions about our product or services.

The public may read and copy any materials we file with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov).

Research and Development Expenditures

To date, we have spent approximate $12,000 on developing our product. We anticipate the total development cost of a working prototype to be under $25,000. The majority this cost will be contractual engineering. As of July 12, 2013, we began bench testing, the results of which has produced higher than expected returns than the target results initially requested by our potential client. As of September 13 2013, we are expected to have a working prototype ready for the field testing stage.

Patent and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceedings.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction in which we would conduct activities.

Need for Government Approval for its Product or Services

We are not required to apply for or have any government approval for our product or services.

DESCRIPTION OF PROPERTY

We currently lease and occupy space at 2705 Brown Trail, Suite 100, Bedford Texas, which supports our executive offices as well as our Research and Development facility. Our lease agreement for approximately 2,000 square feet, signed on June 20, 2013 is for five (5) years, at $24,000 per year, and expires on June 20, 2018. The selection of our engineering facility in Bedford Texas facilitates our statement of work because (i) it is close to one of the most accessible airports on the planet, (ii) the housing/rent/costs in this area are extremely affordable to attract contract engineers, (iii) the State of Texas is ‘Business friendly, (iv) there is a large pool of talent in the DFW metroplex we can attract to assist us in our product development. Management believes that our current arrangement is sufficient for its needs at this time.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing. There are no warrants or options outstanding, and none of the issued and outstanding common stock is currently able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders of Common Stock

As September 26, 2013, there were 51,252,000 shares of common stock issued and outstanding held by 42 stockholders of record.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this Prospectus we do not have any equity compensation plans.

Galenfeha, Inc.
(A Development Stage Company)
INDEX TO FINANCIAL STATEMENTS
(Unaudited)

Galenfeha, Inc.
(A Development Stage Company)
BALANCE SHEET
(Unaudited)

As of June 30, 2013
ASSETS

CURRENT ASSETS
Cash	$131,602
Total current assets	131,602
FIXED ASSETS, net of $276 accumulated depreciation	10,611
OTHER ASSETS	250
TOTAL ASSETS	$142,463

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$385
Total liabilities	385

COMMITTMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Capital Stock Authorized: 500,000,000 common shares, $0.001 par value Issued and outstanding shares: 50,152,000 common shares	$50,152
Additional paid-in capital	123,648
Deficit accumulated during the development stage	(31,722)
Total stockholders’ equity	142,078

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$142,463

See notes to the financial statements.

Galenfeha, Inc.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

		For the Period
	Three	from Inception
	Months	14-Mar-13
	ended	to
	30-Jun-13	30-Jun-13

REVENUES	$—	$—

EXPENSES
General & administrative	17,607	18,722
Professional fees	13,000	13,000

Loss Before Income Taxes	(30,607)	(31,722)

Provision for Income Taxes	—	—

Net Loss	$(30,607)	$(31,722)

PER SHARE DATA:

Basic and diluted loss per common share	$0	$0

Basic and diluted weighted average common shares outstanding	47,750,681	44,706,059

See notes to the financial statements.

Galenfeha, Inc.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception March 14, 2013	—	$—	$—	$—	$—

Common shares issued for cash and assets at $0.001 per share	45,000,000	45,000	—	—	45,000

Common shares issued for cash at $0.025 per share	5,152,000	5,152	123,648	—	128,800

Loss for the period from inception on March 14, 2013 to June 30, 2013	—	—	—	(31,722)	(31,722)

Balance – June 30, 2013	50,152,000	$5,015,217	$123,648	$(31,722)	$142,078

See notes to the financial statements.

Galenfeha, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
(Unaudited)

For the Period
from Inception
March 14, 2013
to
June 30, 2013

OPERATING ACTIVITIES

Net Loss	$(31,722)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	276
Changes in Operating Assets and Liabilities:
Increase in other assets	(250)
Increase in accounts payable and accrued liabilities	385
Net cash used in operating activities	(31,311)

INVESTING ACTIVITIES

Purchase of fixed assets	(8,387)
Net cash used in financing activities	(8,387)

FINANCING ACTIVITIES

Capital Stock	171,300
Net cash provided by financing activities	171,300

INCREASE IN CASH	131,602

CASH AT BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$131,602

SUPPLEMENTAL INFORMATION AND NON-MONETARY TRANSACTIONS

Assets contributed for common stock	$2,500

Cash paid for:
Interest expense	$—
Income taxes	$—

See notes to the financial statements.

Galenfeha, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
For the Period from March 14, 2013 (Date of Inception) through June 30, 2013

NOTE 1 - NATURE OF BUSINESS

Galenfeha incorporated in the State of Nevada on March 14, 2013, as a for-profit company with a fiscal year end of December 31. Our business office is located at 2705 Brown Trail, Suite 100, Bedford, Texas 76021. We are an engineering company who will be providing engineering services and an alternative power product mainly to natural gas producers. Not only will we be providing contractual engineering services, we hope to implement our new and proprietary technology in new product, and provide this product to natural gas producers.

Our intended revenue stream will come from our contractual engineering services and products we develop and manufacture for natural gas producers, initially in the states of Texas and Louisiana. Our engineering services and product will reduce our customer’s cost associated with current energy production, including carbon footprint, hazardous waste, and other non-sustainable aspects of producing energy with current technologies. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully develop and sell any product or services related to our planned activities.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended June 30, 2013, the Company had no operations. As of June 30, 2013 the Company had not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America. The significant accounting policies followed are:

BASIS OF PRESENTATION

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2 regarding the assumption that the Company is a “going concern”).

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates.

Galenfeha, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
For the Period from March 14, 2013 (Date of Inception) through June 30, 2013

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

FASB Accounting Standards Codification (ASC) topic, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

ASC Topic 820, in and of itself, does not require any fair value measurements. As at June 30, 2013 the Company did not have assets or liabilities subject to fair value measurement.

CASH AND CASH EQUIVALENTS

All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents. Cash at June 30, 2013 was $131,602.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC Topic “Income Taxes.” Under the asset and liability method o, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets were recognized as of June 30, 2013.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC topic, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at June 30, 2013. As of June 30, 2013, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSES

FASB ASC Topic “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.

Galenfeha, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
For the Period from March 14, 2013 (Date of Inception) through June 30, 2013

Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC Topic, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ending June 30, 2013.

REVENUE RECOGNITION

The Company has no current source of revenue. The Company intends to recognize revenue as required by the Revenue Recognition Topic of the FASB Accounting Standards Codification.

ADVERTISING

Advertising costs are expensed as incurred. There has been no advertising cost incurred for the period March 14, 2013 (date of inception) through June 30, 2013.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 4 - SHAREHOLDERS’ EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001.

The Company issued 10,000,000 shares of our $0.001 par value common stock to James Ketner, our President/CEO and director, on March 31, 2013 for a cash contribution in the amount of $7,500, and assets he contributed to the company in the amount of $2,500 for a total cash value of $10,000. The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Richard Owston, a director, on March 31, 2013 for a cash contribution of $10,000. The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Trey Moore, a director, for a cash contribution of $10,000. In April, 2013, two additional directors joined the company, Ms. LaNell Armour, and Mr. Lucien Marioneaux. Ms. Armour purchased 5,000,000 shares of our $0.001 common stock for a cash contribution of $5,000. Mr. Marioneaux purchased 10,000,000 shares of our $0.001 common stock for a cash contribution of 10,000.

On April 17, 2013, the company filed with the Securities and Exchange Commission an exemption from registration offering on Form D. As of June 30, 2013, the company has sold 5,152,000 shares of our common stock to private investors at a fixed price of $0.025 for total proceeds of $128,800.

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 5 - RELATED PARTY TRANSACTIONS

On March 20, 2013, Mr. James Ketner contributed office and computer equipment to the company for a cash value of $2,500. Mr. Ketner paid for the incorporation cost of the company in the amount of $615 on March 13, and was reimbursed by the company in April 2013.

Galenfeha, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
For the Period from March 14, 2013 (Date of Inception) through June 30, 2013

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company entered into a lease agreement for office and research facilities. The lease is for five years at $24,000 per year beginning June 20, 2013. The lease commitments for the facilities are:

Year
Ended	Amount
2013	$12,250
2014	24,000
2015	24,000
2016	24,000
2017	24,000
2018	11,750
$120,000

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Galenfeha, Inc.
(A Development Stage Company)
INDEX TO AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Galenfeha, Inc.
Carson City, Nevada

We have audited the accompanying balance sheet of Galenfeha (A Development Stage Company) as of March 31, 2013 and the related statements of operations, stockholders’ deficit, and cash flows for the period March 14, 2013 (inception) through March 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Galenfeha (A Development Stage Company) as of March 31, 2013 and the results of its operations and cash flows for the period March 14, 2013 (inception) through March 31, 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC
May 20, 2013
Las Vegas, Nevada

Galenfeha, Inc.
(A Development Stage Company)
BALANCE SHEET

As of March 31, 2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$27,000
Total current assets	27,000

Office equipment	2,500
TOTAL ASSETS	$29,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable & accrued liabilities	$615
Total liabilities	615

COMMITTMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Capital Stock
Authorized: 500,000,000 common shares, $0.001 par value Issued and outstanding shares: 30,000,000 common shares	$30,000
Additional paid-in capital	-
Deficit accumulated during the development stage	(1,115)
Total Stockholders’ Equity	28,885

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,500

See auditor’s report and notes to the financial statements.

Galenfeha, Inc.
(A Development Stage Company)
STATEMENT OF OPERATIONS

For the Period
from Inception
March 14, 2013
to
March 31, 2013

REVENUES	$—

EXPENSES
General & administrative	1,115
Professional fees	—

Loss Before Income Taxes	(1,115)

Provision for Income Taxes	—

Net Loss	(1,115)

PER SHARE DATA:

Basic and diluted loss per common share	$0.00

Basic and diluted weighted average common shares outstanding	1,666,667

See auditor’s report and notes to the financial statements.

Galenfeha, Inc.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception March 14, 2013	—	$—	$—	$—	$—

Common shares issued for cash and assets at $0.001 per share (par value $0.001) on March 31, 2013	30,000,000	30,000	—	—	30,000

Loss for the period from inception on March 14, 2013 to March 31, 2013	—	—	—	(1,115)	(1,115)

Balance – March 31, 2013	30,000,000	$30,000	$—	$(1,115)	$28,885

See auditor’s report and notes to the financial statements.

Galenfeha, Inc.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

For the Period
from Inception
March 14, 2013
to
March 31, 2013

OPERATING ACTIVITIES

Net Loss	$(1,115)

Changes in Operating Assets and Liabilities:
Increase in accounts payable and accrued liabilities	615
Net cash used in operating activities	(500)

FINANCING ACTIVITIES

Capital Stock	27,500
Net Cash Provided by Financing Activities	27,500

INCREASE IN CASH AND CASH EQUIVALENTS	27,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27,000

SUPPLEMENTAL INFORMATION AND NON-MONETARY TRANSACTIONS

Assets contributed for common stock	$2,500

Cash paid for:
Interest expense	$—
Income taxes	$—

See auditor’s report and notes to the financial statements.

Galenfeha, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
For the Period from March 14, 2013 (Date of Inception) through March 31, 2013

NOTE 1 - NATURE OF BUSINESS

Galenfeha incorporated in the State of Nevada on March 14, 2013, as a for-profit company with a fiscal year end of December 31. Our business office is located at 2705 Brown Trail, Suite 100, Bedford, Texas 76021. We intend on developing new technology to more efficiently produce sustainable energy to satisfy the growing need of the planet, and to reduce carbon footprint that exist with current energy production.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended March 31, 2013, the Company had no operations. As of March 31, 2013 the Company had not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America. The significant accounting policies followed are:

BASIS OF PRESENTATION

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2 regarding the assumption that the Company is a “going concern”).

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Galenfeha, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
For the Period from March 14, 2013 (Date of Inception) through March 31, 2013

FASB Accounting Standards Codification (ASC) topic, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

  Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

  Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

  Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

ASC Topic 820, in and of itself, does not require any fair value measurements. As at November 30, 2012 and 2011, the Company did not have assets or liabilities subject to fair value measurement.

CASH AND CASH EQUIVALENTS

All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents. Cash and cash equivalents at March 31, 2013 were $27,000.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC Topic “Income Taxes.” Under the asset and liability method o, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets were recognized as of March 31, 2013.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC topic, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at March 31, 2013. As of March 31, 2013, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSES

FASB ASC Topic “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on the fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Galenfeha, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
For the Period from March 14, 2013 (Date of Inception) through March 31, 2013

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC Topic, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ending March 31, 2013.

REVENUE RECOGNITION

The Company has no current source of revenue. The Company intends to recognize revenue as required by the Revenue Recognition Topic of the FASB Accounting Standards Codification.

ADVERTISING

Advertising costs are expensed as incurred. There has been no advertising cost incurred for the period March 14, 2013 (date of inception) through March 31, 2013.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 4 - INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. For the period March 14, 2013 (date of inception) through March 31, 2013 the Company incurred losses of $ 1,115. The net operating loss, resulting from operating activities, result in deferred tax assets at the effective statutory rates. The deferred tax asset has been off-set by an equal valuation allowance.

March 14, 2013
(Date of Inception)
through
March 31, 2013
Tax benefit at U.S. statutory rate	$390
State income tax benefit, net of federal benefit.	—
Valuation allowance	(390)
$—

The Company did not have any temporary differences for the period from March 14, 2013 (Date of Inception) through March 31, 2013

GALENFEHA, INC.
(A Development Stage Company)
Notes to Audited Financial Statements
For the Period from March 14, 2013 (Date of Inception) through March 31, 2013

NOTE 5 - SHAREHOLDERS’ EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001.

The Company issued 10,000,000 shares of our $0.001 par value common stock to James Ketner, our President/CEO and director, on March 31, 2013 for a cash contribution in the amount of $7,500, and assets he contributed to the company in the amount of $2,500 for a total cash value of $10,000. The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Richard Owston, a director, on March 31, 2013 for a cash contribution of $10,000. The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Trey Moore, a director, for a cash contribution of $10,000.

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6 - RELATED PARTY TRANSACTIONS

On March 20, 2013, Mr. James Ketner contributed office and computer equipment to the company for a cash value of $2,500. Mr. Ketner paid for the incorporation cost of the company in the amount of $615 on March 13, and will be reimbursed by the company in April 2013.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

On April 17, 2013, the company filed with the Securities and Exchange Commission an exemption from registration offering on Form D. At the end of the second quarter, the company had sold 5,092,000 shares of our common stock to private investors at a fixed price of $0.025 for total proceeds of $127,300. In the first week of April, 2013, two additional directors joined the company, Ms. LaNell Armour, and Mr. Lucien Marioneaux. Ms. Armour purchased 5,000,000 shares of our $0.001 common stock for a cash contribution of $5,000. Mr. Marioneaux purchased 10,000,000 shares of our $0.001 common stock for a cash contribution of 10,000.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

During the next 12 months, Galenfeha, Inc. intends on providing engineering services and developing new proprietary technology, implementing this technology in new product, and providing this product and the services and training necessary for the implementation of the product to our distributors, which are natural gas service companies that specialize in the installation of natural gas automation and measurement devices for energy producers. We believe we have sufficient funding for the development of our product and the execution or our business model over the next 12 months, which includes the on-going costs associated with maintaining a fully compliant reporting status with regulatory agencies. We intend on setting up distribution channels through existing relationships our directors have with natural gas producers. Our product will allow these producers to offer their products and services with a competitive edge by utilizing our technology. An example would be for a company who sells metering systems to gas producers to offer a more reliable solution to their customers because of our product technology.

A large portion of the cost of doing business over the next 12 months will be project engineering and product development. We have recently expanded our operations to include an additional R&D facility. On July 8th, 2013, we met with a potential client to develop a new power generation product that utilizes the stored energy in natural gas production. We are anticipating R&D cost for a working prototype to be under $25,000.00, and anticipate having a working prototype by September 13, 2013. After one week of bench testing, we are generating better than expected results from off the shelf materials used in the assembly of our initial prototype. Upon a successful field test of the prototype, we anticipate receiving a purchase order which will enable us to go into full production. We intend to market our product and services using the historic relations of our board of directors.

We have outlined phases to our operations over the next twelve months that address the cost associated for our business development. SEC reporting requirements are estimated at $25,000, R&D cost for the development of our first product is estimated at $25,000, General and administrative cost for the next twelve months, which includes the cost of our facility us expected to be $50,000. As and when we obtain engineering contracts, we will hire or contract personnel to meet the resource requirements. We will be working diligently to get our first product into production by year end 2013.

A condensed version of our anticipated 2013 Statement of Work is as follows

1.	Incorporate, begin operations in the U.S. x (3/13)
2.	Open offices in Texas. x (3/13)
3.	Explore equity investments both private and public x (4/13)
4.	Open research and development facility x (6/13)
5.	Develop new technologies for energy producers. x(7/13)
6.	Formulate applications for new products (Estimated 3rd quarter, 2013)
7.	Commercialize new products (Estimated 4th quarter, 2013)

On March 14, 2013 we completed our incorporation in the state of Nevada with proceeds loaned to the Company by Mr. Ketner in the amount of $615. Mr. Ketner also donated office equipment to the company in the amount of $2,500 that was traded for equity in the company. The company issued 2,500,000 shares on March 31, 2013 for the contribution of office equipment, and repaid Mr. Ketner the sum of $615 in cash second quarter 2013.

On March 20, 2013, the Board of Directors resolved and approved the opening of a bank account with BBVA Compass, in which Mr. Ketner contributed $7,500 in the exchange for equity in the company. The company issued Mr. Ketner 7,500,000 common shares on March 31, 2013 for this contribution. On March 21, 2013, the Board of Directors resolved and approved assigning a lease at 2705 Brown Trail, Suite 100, Bedford Texas 76021.

On June 20, we signed a lease for additional space for our research and development facility which signifies that we are on track for meeting our 2013 statement of work for June. The R&D facility has been completed. We have completed the initial design of the product, purchased the equipment needed for the prototype. At our production facilities, we have the ability to manufacture our first product immediately after the proven design. Bench tests of the initial prototype conducted in August of 2013 were successful and we are in the process of manufacturing the working prototype for field testing.

Results of Operations for the Period from Inception through September 6, 2013

We have not earned any revenues from our inception on March 14, 2013 to September 6, 2013. We do not anticipate earning revenues until we have engaged in engineering contracts, developed a working prototype, and or introduced the product and services into the marketplace.

We incurred operating expenses in the amount of $31,722 for the period from our inception on March 14, 2013 to June 30, 2013. These operating expenses were comprised of start-up costs normally associated with opening an engineering and design facility, and costs associated with becoming a fully reporting public company. We believe we have sufficient capital to implement our business model, and begin generating revenue within the next 12 months.

Although we believe have sufficient capital for continued operations over the next 12 months, there is a possibility we will need to raise additional capital in order to expedite the full manufacturing production of our product.

Limited Operating History; Need for Additional Capital

As of June 30, 2013 we had $131,602 in cash. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months. No substantial revenues are anticipated until we secured engineering contracts and or develop new product that will be well received by natural gas producers. Although we believe we have sufficient capital to execute our business model, there is a possibility of unforeseen expenses that would make it necessary to raise additional capital. Currently, our only planned resource for obtaining additional capital is affiliate contribution for equity which will have a dilutive effect on current shareholders. If the company cannot raise addition capital through equity financing, the company may need to seek funds from other resources such as debt financing, which may not even be available to the Company.

However, if such financing were available, because we are a development stage Company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our product and services.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Lucien Marioneaux, Jr., 40, has served serves as the Chairman of the Board since April 2013. In addition to owning and operating Marioneaux Law Firm, a private general law practice specializing in estate planning and general corporate representation including transactions and litigation, Lucien H. Marioneaux, Jr., is presently an Assistant District Attorney in Caddo Parish, Louisiana. Mr. Marioneaux also holds various real estate and natural gas investments along with a variety of private equity holdings in multiple industries including Natural Gas production throughout Texas and Louisiana. He has enjoyed a prominent legal career throughout the State of Louisiana spanning some 15 years. Mr. Marioneaux’s extensive experience in successfully guiding small and large corporations, legal practice and investments in natural gas operations qualifies him to serve as the Chairman of the Board.

Mr. Marioneaux previously held the position of Senior Director of Security, Risk Management and Regulatory Compliance for L’Auberge du Lac Casino Resort from 2005 to 2010, directing all operations within those departments. L’Auberge du Lac is an expansive 227-acre luxury gaming resort located in Lake Charles, Louisiana, with 2,500 employees and revenues exceeding $380 million per year. Mr. Marioneaux was responsible for all aspects of the property regulatory compliance program for the State of Louisiana, the U.S. Department of the Treasury, Financial Crimes Enforcement Network (Title 31) and Sarbanes-Oxley. He directed all general liability and workers compensation matters and worked closely with outside and corporate legal counsel to ensure efficient and effective resolution. In 2008, he was part of the team which implemented a major property expansion at L’Auberge. The $67 million project included a 9-story hotel tower with 250 rooms.

Mr. Marioneaux is active in the Louisiana Bar Association, the Shreveport Bar Association, the DeSoto Parish Bar Association, the Louisiana Casino Association and the Louisiana District Attorney’s Association where he has the unique experience of working directly with local, state and federal governmental and elected officials on issues important to these various interests. From 2008 to 2009, he has served as co-chair of the Southwest Chamber of Commerce’s Governmental Affairs Committee and was a visiting professor for McNeese State University where he taught The Legal Environment of Business from 2008 to 2010. Mr. Marioneaux earned his Bachelor of Science Degree in Accounting from Louisiana Tech University in Ruston, Louisiana in 1995 and his Law Degree from Louisiana State University, Paul M. Hebert Law Center, in Baton Rouge, Louisiana in 1998.

James W. Ketner, 47, serves as President/CEO and Director. Mr. Ketner has over 24 years of experience as the Director and Chief Executive Officer of public and private corporations. From 2005 to 2011, upon founding Kelyniam Global, Inc. on December 30, 2005, he was responsible for taking the company public, receiving FDA 510(k) approval, maintaining compliance with ISO 13485, 21 CFR 820, and commercially launching cranial and maxillofacial custom prosthetics. He has a successful track record of directing public companies, streamlining operations, and maximizing productivity through increased efficiency and productivity using state of the art technology. Mr. Ketner has spent most of his professional career as a contract consulting Engineer for Fortune 500 multinational companies. In 1988, Mr. Ketner started his career as a numeric control programmer at General Dynamics. In 1991, Mr. Ketner embarked on his entrepreneurial career as a consultant, with clients such as General Dynamics, Pratt and Whitney, Boeing, Lockheed, Daimler Chrysler, Fiat, Honda Research and Development, Rockwell, Sikorsky Aircraft, Embraer SP, and Dassault/Falcon Jet. Mr. Ketner has traveled extensively and is well versed in conducting business in North and South America. As a resourceful decision-maker combining strong leadership and organizational skills, Mr. Ketner has the ability to direct programs throughout the design and manufacturing processes because of his extensive experience and expertise in high tech engineering and manufacturing environments.

Richard Owston, 75, serves as a Director and executive officer in the capacity of Treasurer and Secretary since his appointment in March, 2013. Mr. Owston has over 45 years of experience in large scale privately owned and publicly held corporations in the oil and natural gas industry. Mr. Owston’s vast experience and established relationships in the oil and natural gas industry will prove valuable to the Company in establishing distribution channels, sales and marketing. Mr. Owston, served on the Board of Directors of Kelyniam Global, Inc., from January 2008 through September 2009, Mr. Owston was also the President of J-W Measurement Company, a division of J-W Operating Company from 2000 to 2012. From 1976 to 1993, Mr. Owston was the Vice President of Sales for The Western Company. Prior to his employment at The Western Company, Mr. Owston was the Human Resource Manager for the Wyly Corporation from 1972 to 1976. He worked for General Electric from 1963 to 1972 as the training and professional employee development group. During his tenure with this companies, Mr. Owston has served as a key initiator in the growth and development of these companies and has a proven track record, which encapsulates but is not limited to, operations consolidation and cost reduction, obtaining continued growth and profitability through increased corporate exposure, marketing and sales, employee relations, human resource development, as well as many other diverse roles as the demands of the organization’s required. Mr. Owston graduated with a Bachelor of Science in Business Administration from Kansas State University.

Trey Moore, 40, has served as a Director since March, 2013. Mr. Moore has over 24 years of experience as a senior level executive in the oil and natural gas industries. From 2005 to Jan 2012 Mr. Moore worked as the general manager of the Eastern Division of J.W. Measurement Company, where he provided a significant contribution in growing revenues from $6 million to $140 million over the course of 13 years. In March of 2012, Mr. Moore became a co-founder and Chief Executive Officer of Fleaux Services of Louisiana currently with 6 offices, 40 employees and on track to generate $15 million in annual revenue. His proven leadership ability has rapidly expanded Fleaux Services into associated oil and natural gas exploration markets and neighboring geographic areas such as Arkansas, Texas, and Colorado. Mr. Moore is extremely talented in identifying and creating innovative, niche products and services to optimize production at a lower cost with less manpower and greater efficiency for small and large scale oil and natural gas producers. He has a successful track record of executing new business strategies, and developing new technologies. From August 2010 to present, Mr. Moore manages the operations of Eagle Oil, an oil and natural gas operator in Texas and Louisiana. Mr. Moore’s vast oil and natural gas experience has given him an expansive understanding of the needs for better engineered products and services. He is respected by his peers, and is considered to be one of the most proficient, driven individuals in the energy industry, which is why Mr. Moore is qualified to be a Director of the company. Mr. Moore is a veteran of the United States Marine Corps.

LaNell Armour, 48, has served as Director since April, 2013. Ms. Armour has developed a vast network of high profile, high net-worth individuals through her 25 year career in public relations. These relationships will benefit the company in future capital raising activities. Her experience in public relations will provide a firm foundation for her primary responsibilities in investor relations and corporate communications. Currently, Ms. Armour is also a senior faculty member at the Music Institute of North Texas since 2010. She joined Dallas Chamber Music in 2010 as General Manager, and was named Executive Director on June 1, 2012 and continued to serve until January 2013. Prior to the Dallas Chamber Music, Ms. Armour spent eight years, from 2001 through 2008 as the Public Relations Manager for the world-renowned Chicago Symphony Orchestra as Public Relations Manager. From 1999 to 2001, Ms. Armour served as the Public Relations Manager for the Ravinia Festival in Highland Park, Illinois. Ms. Armour became a writer, then editor at “Clavier” magazine in Chicago from 1996 through 1999. Ms. Armour holds a Bachelor of Music degree in Piano Performance with a minor in English from The University of Tennessee.

Term of Office

Each of the directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Director Independence

Our Board of Directors is currently composed of five members, Mr. James Ketner, Mr. Lucien Marioneaux, Mr. Trey Moore, Mr. Richard Owston, and Ms. LaNell Armour, who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objectives tests, such as that the director is not and has not been for a least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director hat no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management team.

Significant Employees

We have no employees other than our President and Chief Executive Officer, Mr. James Ketner. Mr. Ketner devotes approximately forty hours per week to company matters. Upon the maturation of our business plan, and when we have the ability, we intend on hiring employees as needed to advance the company’s business model.

Our Directors and affiliates have not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of securities. Our Directors and affiliates have not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeds.

We intend to conduct our business through agreements with consultants and arms-length third parties.

Director Compensation

There are no current compensation agreements between the company and its directors. The Directors have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide director salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

Executive Compensation

As of the date of this prospectus, there is one executive employment compensation agreement between the company and its President/CEO, Mr. James Ketner in the amount of $36,000 per year. This compensation agreement began on the 1st of May, 2013, and is not retroactive for the year 2013. Mr. Ketner’s total compensation agreement will be in the amount of $24,000 for the remainder of the year 2013. Mr. Ketner currently devotes approximately 40 hours per week to manage the affairs of the company and has agreed to devote additional time as required in order to meet the requirements necessary to execute the company’s business plan.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and directors for all services rendered in all capacities to us for the period from inception (March 14, 2013) through June 30, 2013.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Ketner President/CEO	2013	36,000(1)	0	0	0	0	0	0	21,000
Richard Owston Director	2013	0	0	0	0	0	0	0	0
Trey Moore Director	2013	0	0	0	0	0	0	0	0
Lucien Marioneaux Chairman	2013	0	0	0	0	0	0	0	0
LaNell Armour Director	2013	0	0	0	0	0	0	0	0

(1) This amount is for a yearly salary of $36,000.

Outstanding Equity Awards at Fiscal Year-End

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Galenfeha has not adopted a stock option plan. The Company has no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Galenfeha may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table provides the names and addresses of each person known to Galenfeha to own more than 5% of the outstanding common stock as of May 16, 2013 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold

Common Stock	James Ketner (1) 2705 Brown Trail Suite 100 Bedford, Texas 76021	10,000,000	19.5%	18.3%

Common Stock	Richard Owston (1) 2705 Brown Trail Suite 100 Bedford, Texas 76021	10,000,000	19.5%	18.3%
Common Stock	Trey Moore (1) 2705 Brown Trail Suite 100 Bedford, Texas 76021	10,000,000	19.5%	18.3%
Common Stock	Lucian Marioneaux (1) 2705 Brown Trail Suite 100 Bedford, Texas 76021	10,000,000	19.5%	18.3%
Common Stock	LaNell Armour 2705 Brown Trail Suite 100 Bedford, Texas 76021	5,000,000	10%	9%
	All Officers and Directors as a Group	45,000,000	88%	82%

(1) The persons named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings.

Our officers and directors will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since they will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 31, 2013, the company issued 2,500,000 shares of common stock to Mr. James Ketner in exchange for office equipment valued at $2,500, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors have limited indemnification as provided by the Nevada Revised Statutes and our Articles of Incorporation. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$63
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$2,500
Transfer Agent Fees	$5,000
Accounting fees and expenses	$4,000
Legal fees and expenses	$5,000
TOTAL	$16,560

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada State business code permits, but does not require corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation do not provide for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

The Company issued 10,000,000 shares of our $0.001 par value common stock to James Ketner, our President/CEO and director, on March 31, 2013 for a cash contribution in the amount of $7,500, and assets he contributed to the company in the amount of $2,500 for a total cash value of $10,000. The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Richard Owston, a director, on March 31, 2013 for a cash contribution of $10,000. The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Trey Moore, a director, on March 31, 2013 for a cash contribution of $10,000.

In the first week of April, 2013, two additional directors joined the company, Ms. LaNell Armour, and Mr. Lucien Marioneaux. Ms. Armour purchased 5,000,000 shares of our $0.001 common stock for a cash contribution of $5,000. Mr. Marioneaux purchased 10,000,000 shares of our $0.001 common stock for a cash contribution of 10,000. Ms. Armour and Mr. Marioneaux stock was issued on April 30, 2013.

On April 17, 2013, the company filed with the Securities and Exchange Commission an exemption from registration offering on Form D. From April 30, thru June 25, 2013, the company had sold 50,152,000 shares of our common stock to private investors at a fixed price of $0.025 for total proceeds of $128,800.

On July 10, 2013 Mr. Jason Strain, purchased 100,000 shares of our $0.001 common stock for a cash contribution of $1000. Subsequently, Mr. Strain paid an additional $1500 to meet the minimum requirement for Regulation D private placement investments.

On August 12, 2013, Wendy Hinnant purchased 100,000 shares our $0.001 common stock for $2500 for a cash contribution of $2500.

On August 16, 2013, Peter Pagliaruli and Sean Michael Coughlin each purchased 400,000 shares our $0.001 common stock for a cash contribution of 10,000 each, totaling $20,000.

On August 16, 2013, Patrick McLaughlin purchased 200,000 shares our $0.001 common stock for a cash contribution of $5000.

All investors received a Private Placement Memorandum dated April 5, 2013 and had a previous existing relationship with the affiliates of the issuer, were apprised of all the risks, and signed a share purchase agreement acknowledging they had reviewed the Private Placement Memorandum and were aware of the risk involved with their investment. These shareholders are listed in the selling shareholder table.

The stock outlined above was sold in reliance on the exemption under Rule 505 of Regulation D of the Securities Act of 1933 and in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1*	Articles of Incorporation of GALENFEHA, INC. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-118880 filed May 23, 2013)
3.2*	Bylaws of GALENFEHA, INC. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-118880 filed May 23, 2013)
4.1*	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-118880 filed May 23, 2013)
5.1*	Opinion of Counsel (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-118880 filed May 23, 2013)
10.1*	Executive Employment Agreement, dated April 17, 2013 by and between Galenfeha, Inc. and James W. Ketner
10.2*	Lease Agreement, dated March 26, 2013
23.1	Consent of Accountants
99.1*	Subscription Agreement (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-118880 filed May 23, 2013)

*Previously filed and incorporated by reference.

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment number 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bedford, state of Texas on September 26, 2013.

GALENFEHA, INC.

By:	/s/ James W. Ketner
James W. Ketner

Chief Executive Officer, Chief Financial Officer and
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James W. Ketner	President, Chief Executive Officer and Director	September 26, 2013
James W. Ketner	(Principal Executive, Financial and Accounting Officer)

/s/ Richard Owston	Director, Secretary and Treasurer	September 26, 2013
Richard Owston

/s/ Lucien Marioneau, Jr.	Chairman of the Board of Directors	September 26, 2013
Lucien Marioneaux, Jr.

/s/ Trey Moore	Director	September 26, 2013
Trey Moore

/s/ LaNell Armour	Director	September 26, 2013
LaNell Armour